UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2025

CAREDX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8000 Marina Boulevard, 4th Floor
Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)
(415) 287-2300
Registrant’s telephone number, including area code
N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2025, the Board of Directors (the “Board”) of CareDx, Inc. (the “Company”) amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”) to change the voting standard for the election of directors from a plurality to a majority voting standard, except in a contested election, where a plurality vote shall apply. Under the new majority voting standard, a nominee for director shall be elected to the Board only upon the affirmative vote of at least a majority of the votes cast, which means that the number of votes “for” a nominee exceeds the votes cast “against” that director’s election with abstentions and broker non-votes, if applicable, not counted as votes cast with respect to a director’s election.

In addition, the Board also approved a director resignation policy pursuant to which any incumbent director who does not receive at least a majority of the votes cast in an uncontested election shall be required to promptly submit their resignation to the Board for consideration by the Governance and Nominating Committee of the Board (the “Committee”). Within 90 days following certification of the election results, the Board will review and act on the Committee’s recommendation and publicly disclose its decision regarding the tendered resignation.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of CareDx, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2025	CAREDX, INC.
	By:	/s/ JOHN W. HANNA
John W. Hanna
Chief Executive Officer
(Principal Executive Officer)